UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2019 (January 29, 2019)

Moxian, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55017	27-3729742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Units B & C, 9/F, Block D Fuhua Tower,

8 Chaoyangmen North Street Dongcheng District,

Beijing 100027 People’s Republic of China

(address of principal executive offices) (zip code)

Tel: +86 (010) 5332 0602

(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 29, 2019, with the board of director’s approval, Moxian, Inc. (the “Registrant”) entered into a convertible loan agreement (the “Agreement”) with Mr. Junsheng Tang, an unrelated party, and Moxian Technologies (Beijing) Co., Ltd. (“Moxian Beijing”), the Registrant’s wholly owned subsidiary.

Under the Agreement, Mr. Tang agrees to provide for a loan of RMB 6.77 million (approximately USD 1.01 million) to Moxian Beijing in three installments: RMB 2.5 million by January 22, 2019, RMB 1.5 million by March 15, 2019, and RMB 2.77 million by June 30, 2019. The Registrant agrees to issue an interest-free unsecured promissory note (the “Note”) in the mount of RMB 6.77 million to Mr. Tang, within 7 business days from the date of the third installment. Mr. Tang has the right to convert the whole RMB 6.77 million of the Note into the Registrant’s restricted ordinary shares at the price of USD 1.00 per share, within six months from the date of the Note. Upon conversion of the Note, Mr. Tang has the right to designate a third party as the Registrant’s shareholder.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Convertible Loan Agreement, dated January 29, 2019, among Moxian, Inc., Junsheng Tang and Moxian Technologies (Beijing) Co., Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOXIAN, INC.

Date: February 1, 2019	By:	/s/ Tan Wan Hong
		Name:	Tan Wan Hong
		Title:	Chief Financial Officer